UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2004
(January 26, 2004)

SIMEX TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26599	58-2465647

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID No.)

2890 Normandy Drive, N.W., Atlanta, Georgia 30305

(Address of principal executive offices)

404-218-9057

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant

      On January 26, 2004, the Board of Directors of SIMEX Technologies, Inc. (“SIMEX”) approved the dismissal of Braverman & Company, P.C. and engaged Miller Ray & Houser LLP as its independent accountants. The Board of Directors of SIMEX determined that SIMEX’s primary location and Braverman & Company, P.C.’s association with Miller Ray & Houser LLP for work related to SIMEX warranted the assignment of the latter firm as its certifying accountant.

      During the two most recent fiscal years and subsequent interim period through January 26, 2004, there were no disagreements with Braverman & Company, P.C. on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedures, which disagreements if not resolved to Braverman & Company, P.C.’s satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. Braverman & Company, P.C. did not prepare any audit reports for the Registrant during the past two fiscal years; rather, Braverman & Company, P.C. reviewed the Registrant’s condensed consolidated interim financial statements as of and for the quarters ended September 30, 2003 and June 30, 2003, and is not aware of any material modifications that should be made to such statements for them to be in conformity with accounting principles generally accepted in the United States of America. The Registrant has provided Braverman & Company, P.C. with a copy of this disclosure and has requested that Braverman & Company, P.C. provide the Registrant with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made under Item 4 of this Form 8-K, a copy of which the Registrant has filed as an amendment to this report.

      During the two most recent fiscal years of the Registrant ended December 31, 2003 and the subsequent period to January 26, 2004, SIMEX did not consult with Miller Ray & Houser LLP regarding any matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Not Applicable

(b)	Exhibits

16.1 Letter from Braverman & Company, P.C.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMEX Technologies, Inc. (Registrant)

Dated: January 30, 2004	By:	/s/ C. Mickle Moye

C. Mickle Moye, Chairman